Exhibit 99.1

PacificNet Games Announces $5 Million Private Placement from Institutional Investor for Gaming Technology Expansion in Macau and Asia

Friday February 9, 2:34 pm ET

MACAU, China, Feb. 9 /Xinhua-PRNewswire/ -- PacificNet, Inc. (Nasdaq: PACT - News), a leading provider of Customer Relationship Management (CRM), mobile internet, e-commerce and gaming technology in China, announced today that its subsidiary, PacificNet Games Limited (PacGames) has entered into a definitive agreement for a $5 million financing in the form of a convertible secured note from Pope Asset Management, LLC (Pope), an institutional investor. Proceeds from the financing will be used to provide PacGames with additional working capital to expand its gaming technology operations, to make further synergistic acquisitions in China and for general corporate purposes.

The $5 million financing, evidenced by a convertible secured note issued by PacGames to Pope, matures on February 6, 2010, and may be converted into 26% to 32% ownership interest in PacGames based on reaching certain net income milestones during fiscal year 2007. The interest rate on the convertible note will initially be set at 8%, and shall increase to 15% if the note is not converted prior to maturity.

WR Hambrecht (http://www.wrhambrecht.com/) advised PacGames in this transaction.

"We are delighted to receive the first institutional investment for PacGames which should help us further accelerate our product development and sales marketing for our gaming products in Macau and the rest of Asia and expand our market share in Asia's high growth gaming market," said Victor Tong, President of PacificNet, and CEO of PacGames. "After achieving early success in the Macau gaming market we believe that PacGames is ready to expand into other parts of Asia as we see strong demand and opportunities for growth in other Asian gaming markets. We are satisfied with PacGames success in Macau as we have quickly become one of the leading local suppliers of gaming machines to some of the most famous casinos in Macau, including Hotel Casino Lisboa, Holiday Inn Casino Macau, Jai Alai Casino, etc. The selection of PacGame's electronic gaming machines by leading hotel casinos in Macau marks a huge win for PacGames and further enhances PacificNet's strong position in Macau's gaming market. With our new focus on the rapidly growing gaming market in greater China, Macau and Asia we will continue the pursuit of becoming a leading technology and service provider to the casino operators and gaming industry in Asia. This additional capital will allow us to continue our expansion in the rapidly growing Asian gaming markets. We believe the investment will further our current initiatives in gaming technology and greatly enhance our customer base, revenue, profit, and our shareholder value."

"As Macau's gaming market undergoes growing competition, casino operators in Macau have to quickly adapt to the latest demands and trends by installing the most popular and profitable gaming machines catering to the Asian gamers," said Tony Tong, Chairman of PacificNet. "PacGames multi-play electronic gaming machines have quickly proven to be one of the best performing gaming machines designed for Asian players. Macau has become the fastest growing part of China and we are very excited to be moving forward in our pursuit of the Macau gaming technology business. We believe that the Asian gaming market has huge growth potential and that we are well positioned to win more hotel casino clients and capture a growing market share as a leading gaming technology provider in the region."

According to recent statistics provided by the Macau government, Macau is the fastest-growing gaming market in the world and has just surpassed Las Vegas as the largest gaming market in the world at the end of 2006 as Macau's gaming revenue reached US$7.16 billion. Macao's casinos offer the largest variety of casino games anywhere in the world, combining both established western favorites with popular eastern games such as Blackjack, Baccarat, Pai Kao, Roulette, Boulette, Boule, "Big and small" Fantan and Pacapio. A vast assortment of slot machines and a growing number of electronic table games are also available, often computer-linked for progressive jackpot payouts. The number of hotel-casinos in operation and in development in Macau continues to grow, including well-known Chinese names such as Galaxy and Melco and famous Las Vegas names such as the Sands, the Venetian, and the newly opened Wynn Resort. With the disposable income of the average Chinese on the rise, Macau's gaming and entertainment market is expected to grow for years to come. Macau is the only area in China where gambling is legal.

The securities have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under such act and applicable state securities laws or an applicable exemption from those registration requirements.

About Investor: Pope Asset Management, LLC (www.PopeAsset.com)

Pope Investments LLC is headquartered in Memphis, Tennessee, U.S.A. and is a pooled investment company that seeks to directly invest in attractive business opportunities across the globe. Pope Investments' desire is to invest in companies that are in high growth industries in countries that are showing above average growth. Pope Investments has concentrated much of its investments in China and has historically made significant investments in both public and private Chinese-based companies.

About WR Hambrecht (www.wrhambrecht.com)

WR Hambrecht + Co (www.wrhambrecht.com) is an investment bank committed to using technology and auction processes to provide open and fair access to financial markets for all its clients. The firm's impartial Internet-based auctions, which allow the market to determine pricing and allocation, have dramatically changed the financial services landscape. WR Hambrecht + Co provides underwriting and advisory services for technology and emerging growth companies, as well as equity research, sales and trading, full-service and online brokerage and private equity offerings for institutions and individuals. WR Hambrecht + Co is headquartered in San Francisco with offices in Boston, Chicago, Montreal, New York and Philadelphia. The firm has financial backing from industry leaders including American Century, Crimson Ventures, epartners, Fidelity Ventures, Instinet Corporation, Novell, Park Avenue Equity Capital Partners, LP, Scudder Kemper, Texas Pacific Group, and W Capital Partners.

About PacificNet

PacificNet, Inc. (http://www.PacificNet.com) is a leading provider of Customer Relationship Management (CRM), mobile internet, e-commerce and gaming technology in China. PacificNet's clients include the leading telecom companies, banks, insurance, travel, marketing and business services companies and telecom consumers in Greater China. PacificNet's corporate clients include China Telecom, China Mobile, Unicom, PCCW, Hutchison Telecom, Bell24, Motorola, Nokia, SONY, TCL, Huawei, American Express, Citibank, HSBC, Bank of China, Bank of East Asia, DBS, TNT, Hong Kong Government, and leading hotel- casinos in Macau and Asia. PacificNet employs over 1,600 staff in its various subsidiaries throughout China with offices in Hong Kong, Beijing, Shenzhen, Guangzhou, Macau, and branch offices in 28 provinces in China and is headquartered in Beijing and Hong Kong.

PacificNet Games Limited (PacGames), is a leading provider of Asian multi- player electronic gaming machines, gaming technology solutions, gaming related maintenance, IT and distribution services for the leading hotel, casino and slot hall operators based in Macau, China and other Asian gaming markets PacGames is a leading developer of electronic versions of popular table games which are less expensive to run resulting in higher casino profits with great appeal to the mass market players. The growing market in Macau is for Asian table games such as Baccarat, Roulette, Fan Tan, Fish-Prawn-Crab and Sic-Bo Cussec as these games have wider acceptance in the Asian market than Western games such as poker or slots. The development, manufacturing, maintenance, and service of electronic Asian table games are underserved areas which are predicted to grow considerably as Macau's gaming market matures. PacGames products include multi-play electronic gaming machines such as Baccarat, Fish- Prawn-Crab, Sib-Bo Cussec, Roulette, and Video Lottery Terminals (VLT) such as Keno and Bingo, as well as other traditional slot machines.

Safe Harbor Statement

This Company's announcement contains forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. Potential risks and uncertainties include, but are not limited to, PacificNet's possible future losses, uncertain regulatory landscape in China, and fluctuations in quarterly operating results. Further information regarding these and other risks is included in PacificNet's Form 10K and other filings with the SEC.

Contact:
PacificNet USA office: Jacob Lakhany, Tel: +1-605-229-6678
PacificNet Beijing office: Ada Yu, Tel: +86 (10) 59225000
23rd Floor, Building A, TimeCourt, No.6 Shuguang Xili, Chaoyang District,
Beijing, China 100028
PacificNet Games Shenzhen Office: Room 4203, JinZhongHuan Business Center,
Futian District, Shenzhen, China 518040